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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 14, 2000



                                POPMAIL.COM, INC.
             (Exact name of registrant as specified in its charter)


         MINNESOTA                  0-23243                      31-1487885
(State or other jurisdiction (Commission File Number)          (IRS Employer
     of incorporation)                                       Identification No.)


                         1333 CORPORATE DRIVE, SUITE 350
                                IRVING, TX 75038
                    (Address of principal executive offices)



          (Former Name or Former Address, if Changed Since Last Report)

       Registrant's telephone number, including area code: (972) 550-5500




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OTHER 5. OTHER EVENTS

         Pursuant to Stock Purchase Agreement dated as of June 14, 2000 (the "Agreement") by and among the Registrant, Fan Asylum, Inc., a California corporation ("Fan Asylum") and Tim McQuaid ("Shareholder"), the Registrant purchased all of the outstanding capital stock of Fan Asylum from Shareholder effective as of June 14, 2000 (the "Closing Date"). Prior to the date of the Agreement, there was no relationship between Fan Asylum or Shareholder and the Registrant or its affiliates, officers and directors or any of their respective associates. Fan Asylum operates and manages fan clubs and artist Web sites for some of the entertainment industry's musicians and musical groups through the use of newsletters, email broadcasts, concert hotlines, and Web page management.

         Pursuant to the Agreement, the Registrant purchased all of the outstanding capital stock of Fan Asylum from Shareholder in exchange for 3.6 million shares of Common Stock of the Registrant, subject to adjustment based upon the results of an audit of Fan Asylum's financial statements (the "Purchase Price Shares"). On the Closing Date, the Registrant delivered 800,000 of the Purchase Price Shares (the "Initial Shares") into an escrow account pending the result of such audit. Shareholder will not be entitled to the remaining Purchase Price Shares (the "Earn-Out Shares") unless the same become vested in Shareholder. Ten percent (10%) of the Earn-Out Shares will vest in Shareholder for each three artists who are listed an a schedule to the Agreement that execute a Fan Club Management Agreements prior to the one-year anniversary of the Closing Date. Twenty-five percent (25%) of the then-vested Earn-Out Shares and twenty-five percent (25%) of the Initial Shares will be released to Shareholder on March 31, 2001 and on each of the three consecutive nine-month anniversary dates thereof.

         The Initial Shares are subject to a Put Right pursuant to which Shareholder has a one-time right to "put" the Initial Shares to the Registrant during the period beginning on January 2, 2001 and ending on January 31, 2001 at a price equal to the greater of $1.0625, or (ii) the average closing price of the Registrant's Common Stock over the five business days prior to the notice of exercise of the "put".

         If the average per share closing price of the Registrant's Common Stock during the five days prior to the nine-month anniversary of the Closing Date (the "Five Day Average Price") and the next three consecutive nine-month anniversaries thereafter (each a "Reset Date") does not equal or exceed $2.50, then Shareholder shall be entitled to receive additional Earn-Out Shares so that the aggregate value of the Earn-Out Shares received on each Reset Date equals the value of the Earn-Out Shares that Shareholder would have otherwise received if the Five Day Average Price was equal to $2.50.

         In connection with the Agreement and pursuant to a Registration Rights Agreement dated June 14, 2000, the Registrant agreed to prepare and file registration statements covering the Purchase Price Shares on or prior to 120 days before the termination of the lock-up restrictions applicable to such shares (as more fully-described in the Agreement), and to use its commercially reasonable efforts to have such registration statements declared effective by the Securities and Exchange Commission within thirty days thereafter.

         The foregoing is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is hereby incorporated by reference herein. The Registration Rights Agreement dated June 14, 2000, and Registrant's Press Release Dated June 15, 2000, are each filed as Exhibits 10.1 and 99.1, respectively, to this Form 8-K, and each are incorporated herein by reference.
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 Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  Exhibits.

               2.1 Stock Purchase Agreement dated as of June 14, 2000, by and among the Registrant, Fan Asylum, Inc., and Tim McQuaid.

               10.1 Registration Rights Agreement, dated June 14, 2000 between the Registrant and Tim McQuaid.

               99.1  Press Release dated June 15, 2000.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             POPMAIL.COM, INC.


                             By:      s/ Mark D. Dacko
                                ------------------------
                                      Secretary





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                                  EXHIBIT INDEX


2.1 Stock Purchase Agreement dated as of June 14, 2000, by and among PopMail.com, inc., Fan Asylum, Inc., and Tim McQuaid.

10.1 Registration Rights Agreement, dated June 14, 2000 between the Registrant and Tim McQuaid.

99.1 Press Release dated June 15, 2000.